Exhibit 24(g)

February 2, 2006

Patricia L. Roberts and Wayne Boston

Ms. Roberts and Mr. Boston:

Southern Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2005 and (2) the filing of Quarterly Reports on Form 10-Q during 2006.

Southern Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K and said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly, SOUTHERN POWER COMPANY By /s/Ronnie L. Bates Ronnie L. Bates President and Chief Executive Officer

/s/Ronnie L. Bates Ronnie L. Bates	s/David M. Ratcliffe David M. Ratcliffe
/s/William Paul Bowers William Paul Bowers	/s/Michael W. Southern Michael W. Southern
/s/Thomas A. Fanning Thomas A. Fanning	/s/David B. DeBardelaben David B. DeBardelaben
/s/W. Dean Hudson W. Dean Hudson	/s/Patricia L. Roberts Patricia L. Roberts

Extract from unanimous written consent of the board of directors of Southern Power Company.

- - - - - - - - - -

RESOLVED: That for the purpose of signing the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and 2006 Form 10-Qs and any necessary or appropriate amendment or amendments to any such reports, this Company, the members of its board of directors, and its officers, are authorized to give their several powers of attorney to Patricia L. Roberts and Wayne Boston.

- - - - - - - - - -

The undersigned officer of Southern Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted by unanimous written consent of the board of directors of Southern Power Company, effective February 2, 2006, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 27, 2006	SOUTHERN POWER COMPANY
By /s/Wayne Boston Wayne Boston Assistant Secretary